                                  EXHIBIT 23.1


                            MARK S. JEVAHIRIAN, P.C.
                          Certified Public Accountants
                              Birmingham, Michigan

American Institute of                                    Michigan Association of
Certified Public Accountants                        Certified Public Accountants
________________________________________________________________________________




                         CONSENT OF INDEPENDENT AUDITORS

December 8, 1999

We consent to the incorporation by reference of our report dated October 18, 1999, with respect to the combined financial statements of ASYNC TECHNOLOGIES, INC. and ASYNC TECHNICAL INSTITUTE, INC. in the Registration Statement (S-8, No. 333-84679) pertaining to the FutureLink Corp. Stock Option Plan, included in FutureLink Corp.'s Current Report on Form 8-K dated December 8, 1999.


/s/ Mark S. Jevahirian, P.C.

                            ASYNC TECHNOLOGIES, INC.
                        ASYNC TECHNICAL INSTITUTE, INC.

                         COMBINED FINANCIAL STATEMENTS

                           December 31, 1998 and 1997

                            MARK S. JEVAHIRIAN, P.C.
                          Certified Public Accountants
                              Birmingham, Michigan

American Institute of                                    Michigan Association of
Certified Public Accountants                        Certified Public Accountants
________________________________________________________________________________

                          INDEPENDENT AUDITORS' REPORT

October 18, 1999

To the Director and Shareholders
Async Technologies, Inc.
Async Technical Institute, Inc.
Walled Lake, Michigan

We have audited the accompanying combined balance sheets of ASYNC TECHNOLOGIES, INC. (a Michigan corporation) and ASYNC TECHNICAL INSTITUTE, INC. (a Michigan corporation) as of December 31, 1998 and 1997, and the related combined statements of operations, retained deficit, and cash flows for the years then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Async Technologies, Inc. and Async Technical Institute, Inc. as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Mark S. Jevahirian, P.C.

________________________________________________________________________________





                             ASYNC TECHNOLOGIES, INC.
                         ASYNC TECHNICAL INSTITUTE, INC.

                             Combined Balance Sheets

                            December 31, 1998 and 1997

                                      ASSETS
                                      ------
                                               1998         1997
                                            ----------   ----------
Current Assets
     Cash                                   $   13,478     $  5,981
     Accounts receivable
          Trade                              1,523,232      557,867
          Other                                 18,541      - -
     Inventory
          Purchased from unrelated parties     220,673       73,983
          Purchased from related parties         8,970      - -
     Prepaid expenses                           - -          12,223
     Notes receivable - employee                 2,264      - -
                                            ----------   ----------
          Total Current Assets               1,787,158      650,054
                                            ----------   ----------
Property and Equipment
     Computer equipment                         98,224      111,802
     Furniture and fixtures                     13,110        8,151
     Leasehold improvements                      9,110        9,110
                                            ----------   ----------
                                               120,444      129,063
     Accumulated depreciation                  (42,806)     (71,138)
                                            ----------   ----------
                                                77,638       57,925
                                            ----------   ----------
Deposits                                         4,702        2,952
                                            ----------   ----------
          Total Assets                      $1,869,498     $710,931
                                            ==========   ==========



             (The accompanying notes are an integral part of these
                        combined financial statements.)
                       (See independent auditors' report.)

________________________________________________________________________________





                       LIABILITIES AND SHAREHOLDER EQUITY
                       ----------------------------------
                                               1998         1997
                                            ----------   ----------
Current Liabilities
     Line of credit                         $  518,689    $ 234,067
     Accounts payable
           Due to unrelated parties          1,119,220      321,534
           Due to related parties               76,153       20,199
     Accrued wages                              82,569       51,955
     Other current liabilities                  23,726       10,463
     Deferred revenue                          322,295      238,444
                                            ----------   ----------
          Total Current Liabilities          2,142,652      876,662
                                            ----------   ----------
Shareholder Equity
     Common stock
      Async Technologies, Inc.
          (60,000 shares authorized;
          1,000 shares issued and
          outstanding; $1 par value)             1,000        1,000
      Async Technical Institute, Inc.
          (60,000 shares authorized;
          100 shares issued and
          outstanding; $1 par value)               100       - -
     Retained deficit                         (274,254)    (166,731)
                                            ----------   ----------
          Total Shareholder Equity           (273,154)     (165,731)
                                            ----------   ----------
     Total Liabilities
     and Shareholder Equity                 $1,869,498    $ 710,931
                                            ==========   ==========



             (The accompanying notes are an integral part of these
                        combined financial statements.)
                       (See independent auditors' report.)

________________________________________________________________________________





                              ASYNC TECHNOLOGIES, INC.
                          ASYNC TECHNICAL INSTITUTE, INC.

               Combined Statements of Operations and Retained Deficit

                   For the years ended December 31, 1998 and 1997

                                               1998         1997
                                            ----------   ----------
Net sales                                  $ 6,056,238  $ 4,598,559
Cost of goods sold
     Purchased from unrelated parties       (4,015,660)  (2,988,661)
     Purchased from related parties            (79,703)      - -
                                            ----------   ----------
     Gross Margin                            1,960,875    1,609,898
Operating expenses
     Provided by unrelated parties          (1,429,065)  (1,251,828)
     Provided by related parties              (260,351)    (124,732)
Depreciation                                   (37,982)     (41,185)
                                            ----------   ----------
     Income from Operations                    233,477      192,153
Interest income                                      8          131
Interest expense                               (33,453)     (39,539)
Loss on disposal of
     property and equipment                    (16,988)      (5,621)
                                            ----------   ----------
     Net Income                                183,044      147,124
Retained deficit - Beginning of year          (166,731)    (170,985)
     Shareholder distributions, net           (290,567)    (142,870)
                                            ----------   ----------
Retained deficit - End of year             $  (274,254) $  (166,731)
                                            ==========   ==========



             (The accompanying notes are an integral part of these
                        combined financial statements.)
                       (See independent auditors' report.)

________________________________________________________________________________





                             ASYNC TECHNOLOGIES, INC.
                          ASYNC TECHNICAL INSTITUTE, INC.

                         Combined Statements of Cash Flows

                  For the years ended December 31, 1998 and 1997

                                               1998         1997
                                            ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income                              $ 183,044    $ 147,124
     Adjustments to reconcile net
          income to net cash provided
          by operating activities:
          Depreciation                          37,982       41,185
          Loss on disposal
          of property and equipment             16,988        5,621
     Changes in working capital:
      Accounts receivable
          Trade                               (965,365)     125,828
          Other                                (18,541)     - -
      Inventory
          Unrelated parties                   (146,690)      40,007
          Related parties                       (8,970)     - -
      Prepaid expenses                          12,223       (9,403)
      Notes receivable - employee               (2,264)     - -
      Accounts payable
          Unrelated parties                    777,487     (235,063)
          Related parties                       76,153      - -
       Accrued wages                            30,614       (9,781)
       Other current liabilities                13,263       (6,526)
       Deferred revenue                         83,851      166,188
     NET CASH PROVIDED
     BY OPERATING ACTIVITIES                    89,775      265,180
                                             ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property and equipment       (75,433)     (28,630)
     Proceeds from disposal
      of property and equipment                    750      - -
     Payments for deposits                      (1,750)        (320)
                                             ---------   ----------
     NET CASH USED IN INVESTING ACTIVITIES     (76,433)     (28,950)
                                             ---------   ----------



             (The accompanying notes are an integral part of these
                        combined financial statements.)
                       (See independent auditors' report.)

________________________________________________________________________________





                                                1998        1997
                                             ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Issuance of common stock                      100      - -
     Proceeds from (payments
          on) line of credit, net              284,622     (149,933)
     Distributions to shareholder, net        (290,567)    (142,870)
                                            ----------   ----------
     NET CASH USED IN FINANCING ACTIVITIES      (5,845)    (292,803)
                                            ----------   ----------
NET INCREASE (DECREASE) IN CASH                  7,497      (56,573)
CASH - Beginning of year                         5,981       62,554
                                            ----------   ----------
CASH - End of year                            $ 13,478     $  5,981
                                            ==========   ==========
SUPPLEMENTAL CASH FLOW INFORMATION:
     Cash paid for
          interest during the year            $ 34,539     $ 37,170
                                            ==========   ==========







             (The accompanying notes are an integral part of these
                        combined financial statements.)
                      (See independent auditors' report.)

________________________________________________________________________________



                            ASYNC TECHNOLOGIES, INC.
                        ASYNC TECHNICAL INSTITUTE, INC.

                   Notes to the Combined Financial Statements

                           December 31, 1998 and 1997


1.  DESCRIPTION OF BUSINESS

      Async Technologies, Inc. ("ATI") provides computer software and hardware installation and maintenance services to medium and large businesses located in the mid-western United States. Certain sales involve installations to multiple locations reaching international markets.

      The financial statements are prepared on a combined basis with Async Technical Institute, Inc. ("ATII"), a company under common control. ATII began operations in September, 1998, and provides technical training to customers of ATI.

      As described in Note 9 to the combined financial statements, the companies were merged on October 7, 1999. The combined entities are hereinafter referred to as the Company.


2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Accounting

      The Company's combined financial statements are prepared in accordance with generally accepted accounting principles.

      Use of Estimates

      The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

      Allowance for Doubtful Accounts

      The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is reported.

      Inventory

      Inventory consists primarily of software products and is valued at the lower of cost or market on a first-in, first-out basis. Market is current selling price less estimated selling costs.








                      (See independent auditors' report.)

________________________________________________________________________________



                            ASYNC TECHNOLOGIES, INC.
                         ASYNC TECHNICAL INSTITUTE, INC.

                   Notes to the Combined Financial Statements
                                   (continued)
                           December 31, 1998 and 1997

      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      Property and Equipment

      Property and equipment are recorded at cost. The Company provides for depreciation by charges to operations based upon estimated useful lives of the assets using the straight-line method. Maintenance and repair costs are charged to expense when incurred.

      Income Taxes

      Each company, with the consent of the shareholder, has elected under the Internal Revenue Code to be taxed as an S corporation. In lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the company's taxable income. Therefore, no provision or liability for federal income tax has been included in the combined financial statements.

      Deferred Revenue

      The Company sells maintenance contracts and recognizes the related revenue over the life of the contract.

      Revenue Recognition

      Revenue from the sale and installation of computer software and hardware is recognized at the point of delivery.


3.  NOTES RECEIVABLE

      The Company has non-interest bearing notes receivable in the amount of $2,264 from an employee which are due on demand.


4.  LINE OF CREDIT

      The Company has a $550,000 line of credit with a bank, which is due on demand, secured by all assets, and personally guaranteed by the shareholder. Interest is payable monthly at 1.50% over the bank's prime rate which amounted to 10.00% and 9.50% at December 31, 1998 and 1997, respectively. As of December 31, 1998 and 1997, outstanding borrowings under the line of credit are $518,689 and $234,067, respectively.

________________________________________________________________________________



                            ASYNC TECHNOLOGIES, INC.
                         ASYNC TECHNICAL INSTITUTE, INC.

                   Notes to the Combined Financial Statements
                                   (continued)
                           December 31, 1998 and 1997



5.  ADVERTISING COSTS

      The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising costs for the years ended December 31, 1998 and 1997 amounted to $25,348 and $16,001, respectively.


6.  OPERATING LEASE

      The Company has entered into a non-cancelable operating lease for its corporate facilities which expires July 31, 2002. Scheduled payments for the term of the lease are as follows:


          1999     $ 31,212
          2000      105,834
          2001      110,283
          2002       61,610


      Rent expense for the years ended December 31, 1998 and 1997 amounted to $55,444 and $47,956, respectively.


7.  PENSION PLAN

      Effective January 1, 1998, the Company adopted a qualified pension plan (the "Plan") under provisions of Section 401(k) of the Internal Revenue Code. Under the provisions of the Plan, each participant is able to defer up to 20% of their compensation. The Company has not made any contributions to the Plan for the year ending December 31, 1998.


8.  RELATED PARTY TRANSACTIONS

      The Company purchases products and services from certain related parties.

      Management and administrative services are purchased from Intelligent Signage, Inc., an entity owned by the shareholder's parent.

      The Company also purchases computer software products developed by Lakeside Software, Inc., an entity owned by the shareholder's brother.

                      (See independent auditors' report.)

________________________________________________________________________________



                            ASYNC TECHNOLOGIES, INC.
                         ASYNC TECHNICAL INSTITUTE, INC.

                   Notes to the Combined Financial Statements
                                   (continued)
                           December 31, 1998 and 1997


9.  SUBSEQUENT EVENTS

      Effective August 30, 1999, Async Technologies, Inc. authorized 60,000 additional shares of common stock. The total authorized shares (120,000) are divided into two equal classes of voting and non-voting shares. ATI also authorized the transfer of 3,000 non-voting shares to certain shareholders.

      Effective October 7, 1999, ATI entered into a Plan of Merger with ATII. Under the terms of the merger, all of the outstanding shares of ATII will be converted into voting shares of ATI. Upon consummation of the merger, the separate corporate existence of ATII shall terminate.

      Effective September 7, 1999, and subject to the consummation of the above described events, the Company entered into an Agreement and Plan of Reorganization and Merger with Futurelink Michigan Acquisition Corp., a wholly owned subsidiary of Futurelink Distribution Corp. (the "Parent"). Under the terms of the agreement, all outstanding shares of the Company will be exchanged for cash and common stock of the Parent. Upon consummation of the merger, the separate corporate existence of the Company shall terminate.



                      (See independent auditors' report.)

                            ASYNC TECHNOLOGIES, INC.
                        ASYNC TECHNICAL INSTITUTE, INC.

                         COMBINED FINANCIAL STATEMENTS

                          September 30, 1999 and 1998

________________________________________________________________________________





                              ASYNC TECHNOLOGIES, INC.
                          ASYNC TECHNICAL INSTITUTE, INC.

                              Combined Balance Sheets

                            September 30, 1999 and 1998

                                     ASSETS
                                     ------
                                               1999         1998
                                            ----------   ----------
Current Assets
     Cash                                   $   68,958   $   54,930
     Accounts receivable
          Trade                              1,353,819      905,363
          Other                                 55,381        9,444
          Employee                               1,709       - -
     Inventory
          Purchased from unrelated parties     316,179      198,397
          Purchased from related parties        - -          41,860
     Notes receivable - employee                - -           2,264
                                            ----------   ----------
          Total Current Assets               1,796,046    1,212,258
                                            ----------   ----------
Property and Equipment
     Computer equipment                        155,920      108,895
     Furniture and fixtures                     22,248       13,521
     Leasehold improvements                     19,776        9,110
                                            ----------   ----------
                                               197,944      131,526
     Accumulated depreciation                  (69,757)     (49,230)
                                            ----------   ----------
                                               128,187       82,296
                                            ----------   ----------
Deposits                                         6,890        4,552
                                            ----------   ----------
     Total Assets                           $1,931,123   $1,299,106
                                            ==========   ==========






             (The accompanying notes are an integral part of these
                        combined financial statements.)

________________________________________________________________________________

                       LIABILITIES AND SHAREHOLDER EQUITY
                       ----------------------------------

                                               1999         1998
                                            ----------   ----------
Current Liabilities
     Line of credit                         $  323,989   $  405,989
     Accounts payable
          Due to unrelated parties           1,102,714      573,513
          Due to related parties                - -          10,129
     Accrued wages                              53,549       41,316
     Other current liabilities                  67,436       14,241
     Deferred revenue                          303,874      334,794
                                            ----------   ----------
          Total Current Liabilities          1,851,562    1,379,982
                                            ----------   ----------

Shareholder Equity
     Common stock
          Async Technologies, Inc.
            (60,000 shares authorized;
            1,000 shares issued and
            outstanding; $1 par value)           1,000        1,000
          Async Technical Institute, Inc.
            (60,000 shares authorized;
            100 shares issued and
            outstanding; $1 par value)             100          100
     Retained earnings (deficit)                78,461      (81,976)
                                            ----------   ----------
          Total Shareholder Equity              79,561      (80,876)
                                            ----------   ----------
          Total Liabilities
            and Shareholder Equity          $1,931,123   $1,299,106
                                            ==========   ==========





             (The accompanying notes are an integral part of these
                        combined financial statements.)

________________________________________________________________________________





                          ASYNC TECHNOLOGIES, INC.
                       ASYNC TECHNICAL INSTITUTE, INC.

                      Combined Statements of Operations
                       and Retained Earnings (Deficit)

            For the nine months ended September 30, 1999 and 1998

                                               1999         1998
                                            ----------   ----------
Net sales                                  $ 6,208,465  $ 3,836,346
Cost of goods sold
          Purchased from unrelated parties  (3,749,366)  (2,320,534)
          Purchased from related parties       (33,134)     (40,365)
                                            ----------   ----------
          Gross Margin                       2,425,965    1,475,447
Operating expenses
          Provided by unrelated parties     (1,619,542)  (1,014,220)
          Provided by related parties         (113,033)    (155,873)
Depreciation                                   (36,061)     (28,934)
                                            ----------   ----------
          Income from Operations               657,329      276,420
Interest income                                 - -               8
Interest expense                               (30,266)     (21,711)
Loss on disposal of
          property and equipment                - -         (12,553)
                                            ----------   ----------
          Net Income                           627,063      242,164
Retained deficit - Beginning of period        (274,254)    (166,731)
          Shareholder distributions, net      (274,348)    (157,409)
                                            ----------   ----------
Retained earnings (deficit) -
          End of period                     $   78,461   $  (81,976)
                                            ==========   ==========



             (The accompanying notes are an integral part of these
                        combined financial statements.)

________________________________________________________________________________





                               ASYNC TECHNOLOGIES, INC.
                           ASYNC TECHNICAL INSTITUTE, INC.

                          Combined Statements of Cash Flows
                For the nine months ended September 30, 1999 and 1998

                                               1999         1998
                                            ----------   ----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net Income                               $627,063    $ 242,164
     Adjustments to reconcile net
      income to net cash provided
       by operating activities:
      Depreciation                              36,061       28,934
      Loss on disposal
      of property and equipment                 - -          12,553
     Changes in working capital:
      Accounts receivable
          Trade                                169,413     (347,496)
          Other                                (36,840)      (9,444)
          Employee                              (1,709)       - -
      Inventory
          Unrelated parties                    (95,506)    (124,414)
          Related parties                        8,970      (41,860)
      Prepaid expenses                          - -          12,223
      Notes receivable - employee                2,264       (2,264)
      Accounts payable
          Unrelated parties                    (16,506)     251,979
          Related parties                      (76,153)     (10,070)
      Accrued wages                            (29,020)     (10,639)
      Other current liabilities                 43,710        3,778
      Deferred revenue                         (18,421)      96,350
      NET CASH PROVIDED

          BY OPERATING ACTIVITIES              613,326      101,794
                                            ----------   ----------

CASH FLOWS FROM INVESTING ACTIVITIES
     Purchases of property and equipment       (86,610)     (66,608)
     Proceeds from disposal
      of property and equipment                 - -             750
     Payments for deposits                      (2,188)      (1,600)
                                            ----------   ----------
     NET CASH USED IN INVESTING ACTIVITIES     (88,798)     (67,458)
                                            ----------   ----------



             (The accompanying notes are an integral part of these
                        combined financial statements.)

________________________________________________________________________________





                                               1999         1998
                                            ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Issuance of common stock                   - -             100
     Proceeds from (payments
          on) line of credit, net             (194,700)     171,922
     Distributions to shareholder, net        (274,348)    (157,409)
     NET CASH (USED IN) PROVIDED

          BY FINANCING ACTIVITIES             (469,048)      14,613
                                            ----------     --------

NET INCREASE IN CASH                            55,480       48,949
CASH - Beginning of period                      13,478        5,981
                                            ----------   ----------

CASH - End of period                          $ 68,958     $ 54,930
                                            ==========   ==========

SUPPLEMENTAL CASH FLOW INFORMATION:
     Cash paid for
          interest during the period          $ 31,688     $ 20,162
                                            ==========   ==========



             (The accompanying notes are an integral part of these
                        combined financial statements.)

                            ASYNC TECHNOLOGIES, INC.
                        ASYNC TECHNICAL INSTITUTE, INC.

                  Notes to the Combined Financial Statements

                          September 30, 1999 and 1998

1.    DESCRIPTION OF BUSINESS

      Async Technologies, Inc. ("ATI") provides computer software and hardware installation and maintenance services to medium and large businesses located in the mid-western United States. Certain sales involve installations to multiple locations reaching international markets.

      The financial statements are prepared on a combined basis with Async Technical Institute, Inc. ("ATII"), a company under common control. ATII began operations in September, 1998, and provides technical training to customers of ATI.

      As described in Note 9 to the combined financial statements, the companies were merged on October 7, 1999. The combined entities are hereinafter referred to as the Company.

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Accounting

      The Company's combined financial statements are prepared in accordance with generally accepted accounting principles.

      Use of Estimates

      The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

      Allowance for Doubtful Accounts

      The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts is reported.

                            ASYNC TECHNOLOGIES, INC.
                        ASYNC TECHNICAL INSTITUTE, INC.

                   Notes to the Combined Financial Statements
                                  (continued)

                          September 30, 1999 and 1998


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

      Inventory

      Inventory consists primarily of software products and is valued at the lower of cost or market on a first-in, first-out basis. Market is current selling price less estimated selling costs.

      Property and Equipment

      Property and equipment are recorded at cost. The Company provides for depreciation by charges to operations based upon estimated useful lives of the assets using the straight-line method. Maintenance and repair costs are charged to expense when incurred.

      Income Taxes

      Each company, with the consent of the shareholder, has elected under the Internal Revenue Code to be taxed as an S corporation. In lieu of corporate income taxes, the shareholders of an S corporation are taxed on their proportionate share of the company's taxable income. Therefore, provision or liability for federal income tax has been included in the combined financial statements.

      Deferred Revenue

      The Company sells maintenance contracts and recognizes the related revenue over the life of the contract.

      Revenue Recognition

      Revenue from the sale and installation of computer software and hardware is recognized at the point of delivery.

                            ASYNC TECHNOLOGIES, INC.
                        ASYNC TECHNICAL INSTITUTE, INC.

                   Notes to the Combined Financial Statements
                                  (continued)
                          September 30, 1999 and 1998

3.   NOTES RECEIVABLE

     The Company has non-interest bearing notes receivable in the amount of $2,264 from an employee which are due on demand.

4.   LINE OF CREDIT

     The Company has a $550,000 line of credit with a bank, which is due on demand, secured by all assets, and personally guaranteed by the shareholder. Interest is payable monthly at 1.50% over the bank's prime rate which amounted to 9.89% and 10.14% at September 30, 1999 and 1998, respectively. As of September 30, 1999 and 1998, outstanding borrowings under the line of credit are $323,989 and $405,989, respectively.

5.   ADVERTISING COSTS

     The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising costs for the nine months ended September 30, 1999 and 1998 amounted to $6,609 and $21,136, respectively.

6.   OPERATING LEASE

     The Company has entered into a non-cancelable operating lease for its corporate facilities which expires July 31, 2002. Scheduled payments for the term of the lease are as follows:

     2000                   $ 95,565
     2001                    117,342
     2002                    102,278

     Rent expense for the nine months ended September 30, 1999 and 1998 amounted to $47,541 and $36,934, respectively.

                            ASYNC TECHNOLOGIES, INC.
                        ASYNC TECHNICAL INSTITUTE, INC.

                   Notes to the Combined Financial Statements
                                  (continued)
                          September 30, 1999 and 1998

7.   PENSION PLAN

     Effective January 1, 1998, the Company adopted a qualified pension plan (the "Plan") under provisions of Section 401(k) of the Internal Revenue Code. Under the provisions of the Plan, each participant is able to defer up to 20% of their compensation. The Company has not made any contributions to the Plan for the periods ending September 30, 1999 and 1998.

8.   RELATED PARTY TRANSACTIONS

     The Company purchases products and services from certain related parties.

     Management and administrative services are purchased from Intelligent Signage, Inc., an entity owned by the shareholder's parent.

     The Company also purchases computer software products developed by Lakeside Software, Inc., an entity owned by the shareholder's brother.

9.   SUBSEQUENT EVENTS

     Effective August 30, 1999, Async Technologies, Inc. authorized 60,000 additional shares of common stock. The total authorized shares (120,000) are divided into two equal classes of voting and non-voting shares. ATI also authorized the transfer of 3,000 non-voting shares to certain shareholders.

     Effective October 7, 1999, ATI entered into a Plan of Merger with ATII. Under the terms of the merger, all of the outstanding shares of ATII will be converted into voting shares of ATI. Upon consummation of the merger, the separate corporate existence of ATII shall terminate.

                            ASYNC TECHNOLOGIES, INC.
                        ASYNC TECHNICAL INSTITUTE, INC.

                   Notes to the Combined Financial Statements
                                  (continued)
                          September 30, 1999 and 1998

9.   SUBSEQUENT EVENTS (continued)

     Effective September 7, 1999, and subject to the consummation of the above described events, the Company entered into an Agreement and Plan of Reorganization and Merger with FutureLink Michigan Acquisition Corp., a wholly owned subsidiary of FutureLink Distribution Corp. (the "Parent"). Under the terms of the agreement, all outstanding shares of the Company will be exchanged for cash and common stock of the Parent. Upon consummation of the merger, the separate corporate existence of the Company shall terminate.